UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2009 (December 9, 2009)
CROGHAN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
0-20159
(Commission File Number)

OHIO (State or other jurisdiction of incorporation)	31-1073048 (IRS Employer Identification No.)

323 CROGHAN STREET, FREMONT, OHIO (Address of principal executive offices)	43420 (Zip Code)
(419) 332-7301
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 8, 2009, Steven C. Futrell, President, Chief Executive Officer, and a director of Croghan Bancshares, Inc. (“Croghan”) and The Croghan Colonial Bank (the “Bank”), informed the Board of Directors that he will be retiring on August 31, 2010. Mr. Futrell has served as President, Chief Executive Officer, and a director of Croghan and the Bank since May 2001. The Board of Directors of Croghan has started the process of identifying a new President and Chief Executive Officer and expects to announce Mr. Futrell’s successor in the near future. A press release announcing Mr. Futrell’s retirement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Croghan and Mr. Futrell have entered into a Retirement Agreement and General Release (the “Retirement Agreement”), which sets forth certain covenants and agreements relating to Mr. Futrell’s retirement from Croghan and the Bank. Mr. Futrell’s existing Employment Agreement dated as of August 29, 2007, as amended, will continue to govern his employment with Croghan, including the compensation and benefits payable to Mr. Futrell, until his retirement on August 31, 2010.
     Pursuant to the terms of the Retirement Agreement, Mr. Futrell will receive a lump sum payment on September 1, 2010 in the amount of $72,000, plus reimbursement for any earned, but unused, vacation days as of his retirement date. In addition, Mr. Futrell will continue to participate in Croghan’s group health plan at no cost to him until November 30, 2010, and Mr. Futrell’s wife will continue to participate in Croghan’s group health plan at no cost to her until she attains age 65 (provided that, in the event that Mr. Futrell’s wife may not continue her participation in Croghan’s group health plan during this entire time period, Croghan will instead contribute toward the purchase of an individual health insurance policy for Mr. Futrell’s wife). For the period beginning on December 1, 2010 and ending on February 28, 2012, Croghan will pay the monthly premium for a Medicare supplemental insurance policy covering Mr. Futrell. Beginning on September 1, 2010, Mr. Futrell will continue to be covered under any and all life insurance policies maintained by Croghan on Mr. Futrell’s life as of his retirement date (to the extent permissible under the terms of such policies), provided that Mr. Futrell will be responsible for paying all premiums on such policies. From September 1, 2010 through December 31, 2010, Croghan will continue to pay the fees required to allow Mr. Futrell to retain his memberships in the Fremont Country Club and the Catawba Island Club.
     Pursuant to the terms of the Retirement Agreement, Mr. Futrell has agreed to make himself available, on an as-needed basis, from September 1, 2010 through December 31, 2010 to answer any questions or to address any issues required to allow a transition of his duties and responsibilities to the successor President and Chief Executive Officer of Croghan.
     Consistent with Mr. Futrell existing Employment Agreement, Mr. Futrell will be subject to covenants (a) regarding the use and disclosure of confidential and proprietary information of Croghan and (b) prohibiting Mr. Futrell from serving as a director, officer, employee, representative, or in any other capacity with any bank or financial institution located within a 50-mile radius of Fremont, Ohio, or soliciting any customer or employee of Croghan, for a period of 12 months following his retirement.

Item 9.01.	Financial Statements and Exhibits.
     (a) Not applicable
     (b) Not applicable
     (c) Not applicable
     (d) Exhibits:

Exhibit No.	Description
99.1	Press Release issued by Croghan Bancshares, Inc. regarding the retirement of Steven C. Futrell

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.
Date: December 14, 2009	By:	/s/ Kendall W. Rieman
Kendall W. Rieman, Treasurer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated December 14, 2009

Exhibit No.	Description
99.1	Press Release issued by Croghan Bancshares, Inc. regarding the retirement of Steven C. Futrell